Nicor Inc.
Nicor Companies Savings Investment Plan

Form 11-K
Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nicor Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-107377 on Form S-8 of our report dated June 18, 2010, relating to the financial statements and supplemental schedule of the Nicor Companies Savings Investment Plan appearing in this annual report on Form 11-K of Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
June 18, 2010